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                                                                     Exhibit 3.2

                    DRY CREEK RANCHERIA BAND OF POMO INDIANS

                            TRIBAL COUNCIL RESOLUTION

          (The River Rock Entertainment Authority and Bond Resolution)

                           Resolution No. 03-10-25-002

                           Adopted on October 25, 2003

         A RESOLUTION (TO BE KNOWN AS THE "RIVER ROCK ENTERTAINMENT AUTHORITY AND BOND RESOLUTION"):

            (1) APPROVING CREATION OF THE RIVER ROCK ENTERTAINMENT AUTHORITY BY ENACTMENT OF AN ORDINANCE TO BE KNOWN AS "THE RIVER ROCK ENTERTAINMENT AUTHORITY ACT;"

            (2) AUTHORIZING AND DIRECTING THE TRANSFER OF THE RIVER ROCK PROJECT AND RELATED ENTERPRISES AND FACILITIES TO THE ENTERTAINMENT AUTHORITY;

            (3) ACKNOWLEDGING AND AUTHORIZING THE INTENDED ISSUANCE OF CERTAIN NOTES IN CONNECTION WITH THE RIVER ROCK PROJECT AND RELATED TRIBAL ENTERPRISES AND FACILITIES;

            (4) ENACTING ORDINANCES RELATING TO ARBITRATION AND SECURED TRANSACTIONS ON THE RESERVATION;

            (5) AUTHORIZING PURCHASE OF DUGAN PROPERTY AND CERTAIN RIGHTS FROM SONOMA FALLS ENTITIES, AND SETTLEMENT OF SONOMA FALLS LITIGATION; AND

            (6) RATIFYING CERTAIN ACTIONS BY THE TRIBAL BOARD OF DIRECTORS IN CONNECTION WITH THE FOREGOING.

         WHEREAS, the Dry Creek Rancheria Band of Pomo Indians ("Tribe") is a federally recognized Indian tribe organized under the Tribe's Articles of Association (the "Articles"), adopted on September 13, 1972, and approved by the Deputy Assistant Secretary of the Interior on April 16, 1973, by virtue of powers inherent in tribal sovereignty and those delegated by the United States of America; and

         WHEREAS, the governing body of the Tribe is its Tribal Council; and

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         WHEREAS, prior to the date of this Resolution the Tribe constructed and operated a Project and related parking, restaurants and related amenities and facilities on its reservation lands (the "Project") in Sonoma County, California, which Project is known as the "River Rock Project;" and

         WHEREAS, the Tribe has determined that it is in its best interest to refinance certain existing debt connected with the Project, and to undertake further Project construction and improvement work, including the construction of three parking structures and related infrastructure improvements (the "Expansion Project"; and

         WHEREAS, in order to facilitate the refinancing and construction goals in furtherance of the Project and the Expansion Project, the Tribe is creating an unincorporated tribal governmental instrumentality, to be known as the "River Rock Entertainment Authority" (the "Entertainment Authority") to own and operate the Project, pursuant to this Resolution and in accordance with an ordinance to be enacted through this Resolution (the "River Rock Entertainment Authority Ordinance," or sometimes, the "Entertainment Authority Ordinance," a true copy of which is attached as Exhibit A), and to enact certain other ordinances through this Resolution to regulate secured transactions on the Reservation (the "Secured Transaction Ordinance", a true copy of which is attached hereto as Exhibit B) and govern the arbitration of commercial disputes arising on the Reservation (the "Arbitration Ordinance," a true copy of which is attached hereto as Exhibit C); and

          WHEREAS, prior to the date of this Resolution, the Tribe has taken various actions and entered into various contractual arrangements, all for purposes related to Expansion Project; and

         WHEREAS, by letter agreement dated August 4, 2003 (the "Letter Agreement," a true copy of which is attached hereto as Exhibit D), from CIBC World Markets Corp. ("Initial Purchaser") to Elizabeth Elgin DeRouen, as Tribal Chairperson, and Douglas Searle, General Manager of River Rock Project, the Tribe engaged Initial Purchaser as exclusive placement agent under the terms therein provided, to assist the Tribe in obtaining bond financing for the Expansion Project and other purposes, including settlement of the litigation and certain refinancing, all as further described herein (the "Financing Transaction"), the execution of which letter agreement was ratified by the Tribe's Board of Directors on October 16, 2003; and

         WHEREAS, the Tribe previously entered into and amended a certain Development and Loan Agreement (the "Development Agreement") with Dry Creek Project, LLC (the "Developer"), pursuant to which the Developer advanced certain funds in connection with the Project and is entitled to repayments and fees in connection therewith, which amounts and obligations will be assumed by the Entertainment Authority as provided in the Entertainment Authority Ordinance; and

         WHEREAS, a portion of the amounts owing to Developer will be paid from the proceeds of the Financing Transaction, which will be reflected in a Sixth Amendment to the Development and Loan Agreement (the "Development Agreement Amendment," as described in the Offering Memorandum) to be executed concurrently with the execution of the final Financing Transaction documents (the "Final Documents") as contemplated in the Offering Memorandum; and


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         WHEREAS, the Tribe has been subject to certain litigation involving claims with respect to prior Project development efforts with certain developers no longer connected with the Project and known collectively as the "Sonoma Plaintiffs," that, if resolved unfavorably to the Tribe, could have an adverse affect on the River Rock Project and the Tribe's ability to undertake the Project Expansion (the "Litigation"), and, although confident of success, to expedite matters the Tribe has agreed to settle the Litigation (the "Settlement Agreement," a true copy of which is attached hereto as Exhibit F) and to purchase certain real estate and related mineral rights and tangible and intangible property rights from the Sonoma Plaintiffs with funds to be included in the Financing Transaction in the total amount of Fifty Million Dollars ($50,000,000) (the "Settlement Sum"), to be paid to various of the Sonoma Plaintiffs on closing pursuant to the Final Documents; and

         WHEREAS, the Tribal Council has determined that ratification of the Letter Agreement, enacting the Entertainment Authority Ordinance and other ordinances described above, transferring the Project to the River Rock Entertainment Authority, entering into the Settlement Agreement and acquiring said real estate and mineral rights and said tangible and intangible rights, and payment of the Settlement Sum, by the Entertainment Authority from the proceeds of the Financing Transaction, are in the best interest of the Entertainment Authority and the Tribe; and

         WHEREAS, the Financing Transaction will be funded through the offer, issuance and sale by the Entertainment Authority (the "Offering") of up to $190,000,000 aggregate principal amount of Senior Notes due 2011 (the "Notes"), issued pursuant to the Indenture (as defined below), all as set forth in an Offering Memorandum which will be in substantially the form attached hereto as Exhibit E, and sold by the Entertainment Authority to the Initial Purchaser pursuant to a Purchase Agreement, on substantially the terms described in the Offering Memoranda; and

         WHEREAS, following the issuance and sale of the Notes by the Entertainment Authority to the Initial Purchaser, the Notes will be offered for sale by the Initial Purchaser in transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act") or any other applicable laws; and

         WHEREAS, in connection with the issuance of the Notes, the Tribe and the Entertainment Authority will enter into a Registration Rights Agreement (as defined below) pursuant to which the Tribe and the Entertainment Authority may, under certain circumstances, be required to file a Registration Statement (as defined below) under the Securities Act to cover the registration of up to $190,000,000 aggregate principal amount of Registered Notes (as defined below); and

         WHEREAS, in connection with the issuance of the Notes, the Tribe and the Entertainment Authority will enter into a Cash Collateral and Disbursement Agreement, a Pledge and Security Agreement, an Intercreditor Agreement and a Control Agreement (all as defined below, and collectively, the "Collateral Documents," on substantially the terms described in the Offering Memoranda and which will constitute a portion of the Final Documents defined above); and


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         WHEREAS, the Tribal Council has been advised that pursuant to the Final
Documents, the Tribe and the Entertainment Authority will be required to agree to various provisions set forth in the agreements described therein that will, among other things, provide for (a) limited waivers of the Tribe's and Entertainment Authority's sovereign immunity, (b) waivers of rights to have disputes heard in a tribal court or other tribal forum, (c) consent to arbitration or other forums for resolution of such disputes and the enforcement of remedies related thereto, and (d) consent to apply the laws of the State of New York; and

         WHEREAS, the Tribal Council has considered the limited waivers of sovereign immunity, the waivers of rights with respect to tribal court or other tribal forums, the consents to suit and the dispute resolution procedures and the choice of law provisions contained in the Final Documents and has determined that those provisions are in the best interest of the Entertainment Authority and the Tribe and has provided for such waivers on the limited terms provided in the Entertainment Authority Ordinance and the Final Documents; and

         WHEREAS, the Tribal Council has considered the borrowing of funds, the pledge of revenues and liens on certain personal property contained in the Final Documents and has determined that those provisions are in the best interest of the Entertainment Authority and the Tribe; and

         WHEREAS, the Tribal Council wishes to approve the following actions with respect to the Financing Transaction and Offering and all other transactions and actions related thereto, which approval shall be effective as of the date of set out below:

         NOW, THEREFORE BE IT RESOLVED by the Tribal Council as follows:

         1.0  ENACTMENT OF RIVER ROCK ENTERTAINMENT AUTHORITY ACT ORDINANCE.

         1.1 Creation by Ordinance of River Rock Entertainment Authority. The Tribal Council hereby enacts an ordinance, to be known as "The River Rock Entertainment Authority Act of 2003" ("Act"), a true copy of which is attached to this Resolution as Exhibit A. The Tribal Council acknowledges and approves the Act in its entirety. The River Rock Entertainment Authority shall be created as of the date of adoption of this resolution and the enactment of the Act. Immediately following the Tribal Council meeting at which this resolution is adopted, the Tribal Chairperson shall convene and chair a meeting of the Authority Board in order to organize, elect officers, and begin implementing the Entertainment Authority as contemplated under the Act.

         2.0  TRANSFER OF PROJECT TO ENTERTAINMENT AUTHORITY.

         2.1 Transfer of Project. Following the organization of the Authority Board and election of officers, and upon notifying the Board of Directors of those facts, and pursuant to the Final Documents and prior to the closing of the Financing Transaction, the Project shall be transferred to the Entertainment Authority. The Project shall be owned and operated thereafter by the River Rock Entertainment Authority, which is an unincorporated governmental instrumentality of the Dry Creek Rancheria Band of Pomo Indians and is entitled to the same tribal status, rights, immunities and privileges as the Tribe, subject to the terms of the Act.



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3.0 TRIBAL AND RIVER ROCK ENTERTAINMENT AUTHORITY APPROVAL, ACKNOWLEDGMENT AND
AUTHORIZATION OF ACTIONS IN FURTHERANCE OF PROJECT, EXPANSION PROJECT AND FINANCING TRANSACTION.

          3.1 Approval, Acknowledgement and Authorization to Take Actions in Furtherance of Project, Expansion Project and Financing Transaction. The Tribe hereby approves, acknowledges and authorizes the right, power and duty of the Tribal Chairperson, other Tribal officers and Authorized Persons (as described below), and the Tribal Board of Directors, and of the Entertainment Authority Chairperson, other Entertainment Authority officers and Authorized Persons (as described below), and the Entertainment Authority Board of Directors, to take the actions in furtherance of the Project, the Expansion Project and the Financing Transaction, including but not limited to the execution, delivery and implementation of the Final Documents, set forth below.

         3.2 Issuance and Sale of Notes to the Initial Purchaser. The Entertainment Authority may offer for issuance and sale up to an aggregate principal amount of One Hundred Ninety Million dollars $190,000,000 in aggregate principal amount of Notes to the Initial Purchaser pursuant to the Offering Memoranda (as defined below) and at a price and upon such other terms and conditions as set forth in the Purchase Agreement (as defined below).

         3.3 Preparation and Distribution of Offering Memoranda. The Tribe (pending formation of the Entertainment Authority, and thereafter the Entertainment Authority) may prepare and distribute proposed preliminary and final Offering Memoranda relating to the issuance and sale of the Notes, substantially in the form attached as Exhibit E hereto (the "Offering Memoranda").

         3.4 Confirmation of Interest Rates. Pending formation of the Entertainment Authority, the Tribal Chairperson, and after formation of the Entertainment Authority, the Entertainment Authority Chairperson, or any person authorized in the place and stead of such persons with regard to approving interest rates (the "Authorized Persons"), may approve, ratify or confirm the interest rate of the Notes, the interest payment dates for the Notes and other pricing and related matters.

         3.5 Authorized Actions. Subject to the above limitations, any of the Authorized Persons may take any and all actions in connection with the Offering which they deem necessary or appropriate, including, without limitation, the approval and execution of any amendment to or modification of the documents and approval of changes to the forms of documents referred to in this resolution, with such approval being conclusively established by the execution by an Authorized Person of any such document or changed document.

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         3.6 Indenture. An indenture (the "Indenture"), containing substantially the same terms, conditions and provisions set forth in the section entitled "Description of the Notes" in the final Offering Memorandum (the "Description of the Notes"), between the Entertainment Authority, the Tribe and the trustee named therein (the "Trustee"), and any Authorized Persons is hereby authorized, to be executed and delivered by an Authorized Person.

         3.7 Designation of Trustee. The Entertainment Authority Chairman shall designate a qualified institution to act as trustee under, and to negotiate, execute and deliver, in the name and on behalf of the Entertainment Authority, agreements providing for the payment of the fees and expenses of the Trustee, on such terms and conditions as may be approved by the Entertainment Authority Chairman (such determination to be conclusively, but not exclusively, evidenced by the execution and delivery thereof by such officer).

         3.8 Approval as to Form, and Delivery of, Notes and Documents. The form of Notes shall be substantially in accordance with the Description of the Notes, and any Authorized Person shall be authorized, in the name and on behalf of the Entertainment Authority and, if required, the Tribal Chairperson on behalf of the Tribe is authorized, to execute and deliver the Notes and all such other agreements and documents (including, without limitation, each of the agreements and documents required to be executed and delivered in connection with the Indenture) as may be necessary or desirable to consummate the transactions contemplated by the Indenture.

         3.9 Trading of the Notes. The Entertainment Authority Chairman and/or Secretary/Treasurer, in the name and on behalf of the Entertainment Authority, is authorized to take any and all actions necessary, advisable or appropriate for the Notes to be approved for trading on the Nasdaq PORTAL system, including the preparation and filing of an application to designate the Notes as PORTAL securities, and to take any action, by power of attorney or otherwise, that such officer may determine to be necessary or appropriate in connection with the listing of such Registered Notes on the Nasdaq PORTAL Market (such determination to be conclusively, but not exclusively, evidenced by the taking of any such action by such officer).

         3.10 Due Issuance of Notes. The Tribal Council hereby further confirms that when executed in the name and on behalf of the Entertainment Authority and validly authenticated by the Trustee in accordance with the Indenture, and delivered to the Initial Purchaser in consideration of the purchase price specified in the Purchase Agreement, the Notes will be deemed by the Tribe and the Entertainment Authority to be duly and validly issued and entitled to the benefits of the Indenture.

         3.11 Registration Rights Agreement; Exchange Offer. The Registration Rights Agreement as contemplated by the Offering Memoranda (the "Registration Rights Agreement") by and between the Tribe, the Entertainment Authority and the Initial Purchaser, pursuant to which the Tribe and the Entertainment Authority will be required to file a Registration Statement under the Securities Act to cover the registration of up to $190,000,000 aggregate principal amount of notes of the Entertainment Authority with terms identical in all material respects to the terms of the Notes (the "Registered Notes"), is hereby approved, and any Authorized Person is hereby authorized, in the name and on behalf of the Entertainment Authority and, if necessary, the Tribe, to execute and deliver to the Initial Purchaser the Registration Rights Agreement.

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         3.12 Filing of Registration Statement. The Entertainment Authority
Chairperson and Secretary/Treasurer or either of them, upon the advice and with the assistance of counsel, in the name and on behalf of the Entertainment Authority, shall cause to be prepared, executed and filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 and related prospectus (collectively, the "Registration Statement") pursuant to the Registration Rights Agreement, and if required shall prepare, execute and file with the SEC, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a Registration Statement (the "Exchange Act Registration Statement") for registration of the Registered Notes pursuant to the requirements of the Exchange Act. Such officer is hereby authorized to file any amendment or amendments thereto and to cause the Exchange Act Registration Statement to become effective in accordance with the Exchange Act and the rules and regulations thereunder. Upon the effectiveness of the Registration Statement, and upon the qualification and registration of the offer and sale of the Registered Notes in the several states and such other jurisdictions as such Registered Notes are to be offered and sold, the Chairman and the Secretary/Treasurer of the Entertainment Authority, or either of them, are hereby authorized, on behalf of the Entertainment Authority, for the consideration contemplated by these resolutions and the Registration Statement, to issue, sell and deliver certificates evidencing the Registered Notes, and to prepare, execute and file with the SEC a Registration Statement pursuant to Rule 415 under the Securities Act and related prospectus (collectively, the "Shelf Registration Statement") covering resales of the Notes and/or the Registered Notes, if required. When executed in the name and on behalf of the Entertainment Authority and validly authenticated by the Trustee in accordance with the Indenture, the Registered Notes will be deemed by the Tribe and the Entertainment Authority to be duly and validly issued and entitled to the benefits of the Indenture.

         3.13 Additional Filings with SEC. The Entertainment Authority Chairperson and the Secretary/Treasurer of the Entertainment Authority, or either of them, upon the advice and with the assistance of counsel, shall prepare, execute and file with the SEC any and all additional amendments, including post-effective amendments, to the Registration Statement and Shelf Registration Statement and all certificates, exhibits, schedules, documents and other instruments relating to the Registration Statement and Shelf Registration Statement, as such officer may deem necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the execution and filing thereof by such officer). Each officer or director of the Entertainment Authority or the Tribe who may be required or permitted to execute the Registration Statement, the Shelf Registration Statement or any amendment or exhibit thereto (whether on behalf of the Entertainment Authority or as an officer or director thereof or otherwise) to effect such execution through an attorney-in-fact, and to that end the execution of a power of attorney in such form as the officer or director signing the same shall approve (such approval to be conclusively, but not exclusively, evidenced by his or her execution thereof).

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         3.14. Appointment of Agent for Service. The Entertainment Authority
Chairperson shall be designated as "Agent for Service" of the Entertainment Authority in connection with the Registration Statement and the Shelf Registration Statement and the filing thereof with the SEC, and hereby authorizes and approves the naming of said person in the Registration Statement and the Shelf Registration Statement to serve in such capacity.

         3.15 State Securities Laws. It is desirable and in the best interest of the Entertainment Authority and the Tribe that the Notes be qualified or registered for sale in various states. The Chairman and the Secretary/Treasurer of the Entertainment Authority, or either of them, are hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale (or, as applicable, request and obtain an exemption) all or such part of the Notes as such officers may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officer); that the Chairman and the Secretary/Treasurer of the Entertainment Authority, or either of them, are authorized to perform, in the name and on behalf of the Entertainment Authority, any actions that such officer may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officer) in order to comply with the applicable laws of any such state, and in connection therewith to execute (by power or attorney or otherwise) and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution (by power of attorney or otherwise) of any such paper or document or the taking of any such action by such officer in connection with the foregoing matters shall conclusively, but not exclusively, establish the authority of such officer therefor and the approval and ratification by the Tribal Council and the Entertainment Authority Board of Directors of the paper or document so executed and the action so taken. The Entertainment Authority Chairman and Secretary/Treasurer, or either of them, in the name and on behalf of the Entertainment Authority, may take any and all action that such officers may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officer) in order to obtain a permit with respect to the Notes, to register or qualify the Notes (or, as applicable, request and obtain an exemption) for issuance and sale, to request and obtain a license of the Entertainment Authority as a dealer or broker under the securities laws of such states, and in connection with such permit, registration, qualification, exemption and license, to execute (by power of attorney or otherwise), acknowledge, verify, deliver, file and publish all such applications, reports, issuers' covenants, resolutions, irrevocable consents to service of process, powers of attorney and other documents as may be required under such laws or as such officer may determine to be necessary or appropriate to be filed thereunder (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officer), and to take any and all such other action as such officer may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officer) in order to maintain such permit, registration, qualification, exemption or license in effect for as long as such officer may determine it to be in the best interest of the Entertainment Authority and the Tribe.

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         3.16. Collateral Documents. The form, terms and provisions of the Cash
Collateral and Disbursement Agreement substantially as described in the Offering Memorandum (the "Cash Collateral and Disbursement Agreement"), by and among the Entertainment Authority, the Tribe, the Trustee and others, is hereby approved and any Authorized Person is hereby authorized to execute and deliver the Cash Collateral and Disbursement Agreement.

         3.17. Pledge and Security Agreement. The form, terms and provisions of the Pledge and Security Agreement substantially as described in the Offering Memorandum (the "Pledge and Security Agreement"), by and among the Entertainment Authority, the Tribe and the Trustee, and any Authorized Person, is hereby authorized and any Authorized Person is hereby authorized to execute and deliver the Pledge and Security Agreement.

         3.18. Intercreditor Agreement. The form, terms and provisions of the Intercreditor Agreement substantially as described in the Offering Memorandum (the "Intercreditor Agreement"), by and among the Entertainment Authority, the Tribe, the Trustee and Dry Creek Project, LLC, is hereby approved, and any Authorized Person is hereby authorized to execute and deliver the Intercreditor Agreement.

         3.19 Control Agreement. The form, terms and provisions of the Control Agreement substantially as described in the Offering Memorandum is hereby approved, and any Authorized Person is hereby authorized to execute and deliver the Control Agreement.

         3.20 Disbursements and Expenses. The Entertainment Authority Chairperson or Secretary/Treasurer is authorized to disburse, or authorize or cause the disbursement of, all Financing Transaction proceeds in accordance with the Final Documents, including but not limited to paying all fees, costs and expenses incurred by or on behalf of the Tribe or the Entertainment Authority as provided in or contemplated by the Engagement Letter, Purchase Agreement and the final Offering Memorandum in connection with the Financing Transaction and any other matters contemplated by this Resolution or any other resolution adopted in connection with the Financing Transaction, or in the any of the Final Documents (such determination to be conclusively, but not exclusively, evidenced by such payment).

         3.21 Limited Waiver of Sovereign Immunity. The Entertainment Authority, the Chairperson of the Entertainment Authority, and the Tribal Chairperson, and each of them, are authorized on behalf of the Entertainment Authority and the Tribe as provided for in the Final documents to consent to, waive immunity, and expressly authorize all legal proceedings with respect to any issue, dispute, claim or conflict arising out of or in connection with a document authorized by this resolution, including the Final Documents (collectively, as more fully described in the Final Documents, "Claims") in such courts, and jurisdictions, and subject to such limitations, as expressly agreed to by the Entertainment Authority in such documents ("Authorized Courts"), and in accordance with the sovereign powers of the Tribe and the Tribal powers of the Entertainment Authority set forth in the River Rock Entertainment Authority Act being enacted pursuant to this Resolution, the Tribe and the Entertainment Authority shall comply with and observe each order, award, judgment or decree entered by any such an Authorized Court with respect to any Claim (collectively, "Orders"). To that end, the Tribe and any Tribal court of competent jurisdiction now or hereafter existing shall give full faith and credit to all Orders and, to the extent reasonably necessary, shall issue such additional orders and take such additional actions and exercise such additional legal powers as may reasonably be necessary to effectuate the same, whether within or without the Tribe's lands. In addition, to the extent applicable, any arbitration award authorized under such documents shall be effectuated in accordance with the terms granting such arbitration rights and in accordance with the Tribal Arbitration Act enacted through this Resolution, and shall be deemed to be such an Order. The Tribe's police powers shall be available to secure and support any such enforcement efforts, and all police or other law enforcement officials of the Tribe shall carry out such Orders. All enforcement remedies with respect to any Order generally available throughout the State of California may be applied on the reservation of the Tribe, including lands owned in fee by or held by or in trust for the Tribe.

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         3.22 Ratification of Engagement Letter And Purchase Agreement. The
Tribal Council hereby further approves, confirms and ratifies the execution, delivery and performance of the Engagement Letter by the Tribe, and acknowledges that, pursuant to the Entertainment Authority Act, the Entertainment Authority Board approves, confirms and ratifies the form of the purchase agreement substantially as described in the Offering Memorandum (the "Purchase Agreement"), by and between the Entertainment Authority, the Tribe and the Initial Purchaser, providing for the issuance, sale and delivery of the Notes by the Entertainment Authority to the Initial Purchaser, and any Authorized Persons is hereby authorized in the name of and behalf of the Tribe and the Entertainment Authority to execute and deliver the Purchase Agreement.

4.0 GENERAL RATIFICATION AND AUTHORIZATION

         4.1 Confirmation of General Entertainment Authority. The Tribal Council hereby grants, acknowledges and confirms all authority necessary to any Authorized Person or the Chairperson and the Secretary/Treasurer of the Tribe or of the Entertainment Authority, or either of them, in the name and on behalf of the Tribe or the Entertainment Authority, as applicable, under the foregoing resolutions to perform such further acts and deeds as may be necessary, convenient or appropriate, in the judgment of such persons to carry out the transactions contemplated by, and the purposes and intent of, the foregoing resolutions, and all acts and deeds previously performed by any such person for the Tribe or the Entertainment Authority prior to the date of these resolutions that are within the authority conferred hereby are hereby ratified, approved and confirmed in all respects as the authorized acts and deeds of the Tribe or the Entertainment Authority, as applicable.

         4.2. Execution and Delivery of Documents. The Authorized Persons are hereby authorized (i) to execute the Final Documents in the name of and on behalf of the Entertainment Authority, with such modifications or changes thereto as are necessary or convenient and approved by the Authorized Persons to be necessary or convenient to effect the transactions contemplated in this Resolution (which approval shall be deemed conclusively given upon the Authorized Persons' execution and delivery thereof), including financing statements, and (ii) to deliver such instruments to the other parties thereto. Copies of all of the foregoing documents, certificates, consents or instruments shall be delivered, filed and recorded as provided therein. The Authorized Persons and other officers and agents of the Tribe are hereby authorized to take such additional actions as are required or desirable to effectuate the purposes of this Resolution.



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5.0 CONSENT TO CHOICE OF LAW PROVISIONS.

         5.1 Consent to Choice of Law Provisions. The Tribal Council hereby consents to the choice of the internal laws of the State of New York to govern and be used to construe the Final Documents and all documents and agreements executed in connection therewith without giving effect to the effect to the conflicts of law principles thereof.

6.0   ENACTMENT OF ARBITRATION ORDINANCE.

         6.1 Enactment of Dry Creek Tribal Arbitration Ordinance. The Final Documents contain provisions for arbitration (the "Arbitration Provisions") of certain disputes, which arbitrations shall be conducted and subject to an ordinance to be known as the "Dry Creek Tribal Arbitration Ordinance," a true copy of which is attached hereto as Exhibit C and is hereby adopted and enacted as the law of the Tribe. Such arbitration provisions shall be applicable to Entertainment Authority transactions that require arbitration and are hereby declared to be, and are, valid, irrevocable and enforceable as to transactions occurring on the Dry Creek reservation.

7.0 ENACTMENT OF SECURED TRANSACTION CODE ORDINANCE.

         7.1 Enactment of Dry Creek Governmental Secured Transactions Ordinance. The Final Documents contain provisions relating to the creation and perfection of certain security interests in connection with the Financing Transaction. The Tribe has determined that it is in its best interest, and is consistent with the intent of the Final Documents, to adopt an ordinance relating to the creation and perfection of security interests on the Tribe's reservation, has therefore hereby adopts and enacts the "Dry Creek Governmental Secured Transactions Ordinance," a true copy of which is attached hereto as Exhibit B and is hereby adopted and enacted as the law of the Tribe. Such commercial law provisions shall be applicable to Entertainment Authority transactions declared to be subject thereto and are, valid, irrevocable and enforceable as to such transactions. Dry Creek Government Secured Transactions Ordinance shall apply to all Final Documents.

8.0  NON-IMPAIRMENT

         8.1 Non-impairment of Rights. The Tribe shall never pass or adopt any resolutions, ordinance or other laws, or approve or allow any other action of the Tribe, or any of its officers, employees, agents, subdivisions, agencies or instrumentalities, of any nature that shall impair the contractual rights of any third party under any of the agreements authorized by this resolution, and if any future Tribal Council should ever do so, the same may result in an immediate event of default under such agreements. Upon execution and delivery of any such agreement by the Tribe, the such agreement shall become a valid and legally binding obligation of the Entertainment Authority enforceable in accordance with its terms for purposes of tribal law and the laws of all other applicable jurisdictions.

9.0 AUTHORIZATION AND RATIFICATION OF SETTLEMENT OF SONOMA FALLS LITIGATION AND PURCHASE OF DUGAN PARCEL AND OTHER RIGHTS.

         9.1 Settlement of Sonoma Falls Litigation. The Tribal Council and the Entertainment Authority hereby declare that, although confident of success, in order to expedite matters in connection with the Project and the Expansion Project it is in the Tribe's and the Entertainment Authority's best interest that the Litigation involving the Sonoma Plaintiffs and the related litigation between the Sonoma Plaintiffs and Dry Creek LLC be settled, on the terms and conditions set forth in the Settlement Agreement, a true copy of which is attached hereto as Exhibit F and in the documents referred to therein and related thereto. The Board of Directors and the Authority Board are authorized to execute all documents and take such other actions as may be necessary to complete such settlement. To the extent such documents may have been executed and actions taken by the Board of Directors or any of its officers, or by the Authority Board or any of its officers, such actions are hereby ratified as having been duly authorized by the Tribal Council and the Entertainment Authority.

         9.2. Purchase of Dugan Parcel and Other Rights from Certain Sonoma Plaintiffs. The Tribal Council and the Entertainment Authority hereby declare that it is in the Tribe's and the Entertainment Authority's best interest that the Dugan Parcel and related mineral and other rights, and the tangible and intangible property rights related to the Project, as set forth in the Settlement Agreement and the documents referred to therein and related thereto, be transferred to and acquired by the Tribe. The Board of Directors and the Authority Board are authorized to execute all documents and take such other actions as may be necessary to complete such transfers and acquisitions. To the extent such property and rights may have been transferred and acquired by the Board of Directors or any of its officers or the Authority Board or any of its officers, such actions are hereby ratified as having been duly authorized by the Tribal Council and the Entertainment Authority.

         9.3 Payment of Settlement Sum. The Tribal Council and the Entertainment Authority hereby declare that, although confident of success, in order to expedite matters in connection with the Project and the Expansion Project, it is in the Tribe's and the Entertainment Authority's best interest that the Litigation be settled by purchasing the Dugan Parcel for the amount of Twenty Four Million Thirty Thousand Dollars ($24,030,000), and the Project Interests (as defined in the Settlement Agreement) for Eleven Million Seventy Thousand Dollars ($11,070,000), and to pay Thirteen Million Three Hundred Thousand Dollars ($13,300,000) to satisfy the Note (as defined in the Settlement Agreement) and other obligations set forth in the Settlement Agreement, and One Million Six Hundred Thousand Dollars ($1,600,000) in settlement and release of any claims, for a total amount, to be paid in settlement of all claims and the transfer of all of said property and rights, of Fifty Million Dollars ($50,000,000) (the "Settlement Sum"). The Board of Directors and the Authority Board are hereby authorized to pay the Settlement Sum in accordance with the terms and conditions of the Settlement Agreement pursuant to the Final Documents, on closing, from the proceeds of the Financing Transaction.

10.0  NON-CONFLICT DETERMINATIONS

         10.1 Non-conflict Determination. The Tribal Council hereby determines there are no laws, ordinances, resolutions or other actions of the Tribal Council or any authority, agency or instrumentality of the Entertainment Authority (collectively, "Tribal Parties"), whether written or established by custom or tradition that: (a) prohibit the Tribal Council from approving the matters herein approved or the execution, delivery or performance of any of the agreements authorized by this resolution; or (b) create any obligation of the Tribal Council to submit these matters for approval of or consent from, or any vote by members of the Tribe.

         10.2 Best Interest of Tribe and Entertainment Authority. The execution, delivery and performance of the agreements authorized by this resolution, and the transactions contemplated therein and in the Offering Memoranda, are hereby determined to be in the best interests of the Tribe and the Entertainment Authority.

11.0  REPEALER

         11.1 Repeal of Conflicting or Inconsistent Actions. Any resolutions or other actions by the Tribe or any of its officers, employees, or agents, whether written or established by custom or tradition, that are in conflict with or inconsistent with the terms of this Resolution or any provision set forth in an agreement authorized by this Resolution (other than any provision of the Articles of Association) are hereby to such extent repealed and annulled. This Resolution shall supersede any prior or currently existing resolutions or other actions of the Tribe (other than any provision of the Articles of Association) that are contrary to the actions authorized or contemplated herein or in an agreement authorized by this Resolution or the Offering Memoranda.

12.0    LEGAL EFFECT OF THIS RESOLUTION

         12.1 Law of the Tribe. Until all principal, premium or liquidated damages, if any, or interest on the Notes are paid in full:

(a) the provisions of this Resolution shall constitute the law of the Tribe and may be relied on by the Trustee, each holder of the Notes and their respective successors, assigns and participants (the "Other Parties") and

(b) the provisions of this Resolution shall constitute the terms of an agreement and contract between the Tribe and all Other Parties.


                                  CERTIFICATION


         I, the undersigned as Tribal Chairperson do hereby certify that the Tribal Council, at a special meeting duly called at which a quorum was present, noticed for and conducted on the Twenty Fifth (25th) day of October, 2003, adopted this Resolution by a vote of 96 in favor 1 opposed and 0 abstaining.


Executed on October 25, 2003.


                                    /s/ Elizabeth Elgin DeRouen
                                    ----------------------------
                                    Elizabeth Elgin DeRouen, Tribal Chairperson

ATTEST:


/s/ Margie Rojes
----------------
Margie Rojes, Tribal Secretary

                                   EXHIBIT A

                            River Rock Entertainment
                              Authority Ordinance

                            Included in Exhibit 3.1

                                   EXHIBIT B


                         Secured Transactions Ordinance

                    DRY CREEK RANCHERIA BAND OF POMO INDIANS

                           Ordinance No. 03-10-25-004

             Dry Creek Governmental Secured Transactions Ordinance

Article 1. Purpose

                  1.1 The purpose of this Ordinance is to establish tribal laws governing security interests granted by a Tribal Party; to provide that the proper office for filing a financing statement against any Tribal Party shall be the office specified by California law as if such Tribal Party were located in California; and to provide that a security interest in Pledged Revenues may be perfected by the filing of an initial financing statement.

                  1.2 This Ordinance may be cited as the "Dry Creek Governmental Secured Transactions Ordinance."

Article 2. Scope

                  2.1 Except as otherwise provided in Article 5 hereof, this Ordinance shall apply only with respect to those security interests that (i) are granted by a Tribal Party, and (ii) are expressly stated to be granted in reliance on this Ordinance.

                  2.2 This Ordinance shall remain in effect as to any security interest to which it applies until all obligations secured thereby have been fully and finally discharged or otherwise satisfied, except that this Ordinance may be amended in any manner that is not adverse to any secured party with respect to any such security interest.

Article 3. Definitions

                  3.1 In this Ordinance the following terms have the following meanings:

                        (a) California UCC means, with respect to any particular
                  transaction, the Uniform Commercial Code of the State of California, as amended from time to time.

                        (b) Contract UCC means, with respect to any particular
                  transaction, the Uniform Commercial Code (as amended from time to time) of the state of the United States that is stated to apply in a writing signed by a Tribal Party with respect to such transaction, or if none is so stated to apply, the California UCC.

                        (c) Pledged Revenues means all of a Tribal Party's
                  money, earnings, income and revenues, and the rights to receive the foregoing, whether in the form of money, deposit accounts, investments, accounts, instruments or other assets, and the proceeds thereof, in which such Tribal Party has granted a security interest in a writing signed by such Tribal Party.

                        (d) Tribal Party means the Tribe and its successors and
                  assigns or the River Rock Entertainment Authority and its successors and assigns, as applicable.

                        (e) Tribe means the Dry Creek Rancheria Band of Pomo
                  Indians, a federally recognized Indian tribe.

                  3.2 Any undefined terms that are defined in the California UCC are used in this Ordinance with the meanings that apply in the California UCC.

Article 4. Laws Applicable to Security Interests

                  4.1 Except as provided elsewhere in this Ordinance, the rights and obligations of any person with respect to any security interest to which this Ordinance applies shall be governed by the Contract UCC.

                  4.2 Except as provided elsewhere in Article 4 of this Ordinance, the perfection, effect of perfection or nonperfection and priority of any security interest to which this Ordinance applies shall be determined in accordance with the California UCC as if each Tribe and Tribal Party were (for purposes of Sections 9-301 through 9-307 of the California UCC) located in the State of California and as if the reservation were located in the State of California.

                  4.3 Notwithstanding any other provision of the Contract UCC, the California UCC or this Ordinance to the contrary, a security interest granted in Pledged Revenues in which the applicable Tribal Party has rights shall be created and attach upon the giving of value and the granting of such security interest by such Tribal Party in a writing executed by that Tribal Party, and such security interest may be perfected only by the filing of an initial financing statement with respect to such security interest in the same manner and in the same location as if all of such Pledged Revenues were accounts.

                  4.4 The provisions of Section 9-109(c) of the California UCC and the Contract UCC shall be ineffective to limit the application of California UCC and the Contract UCC in accordance with this Ordinance.

Article 5. Effective Date and Repealer

                  5.1 To the extent any provision of any law, ordinance, resolution, motion or any other action of any Tribal Party heretofore taken is in conflict with any provision of this Ordinance, the provision of this Ordinance shall supercede and the conflicting provision shall be and hereby is repealed as it shall apply to a security interest to which this Ordinance applies.

                  5.2 To the extent such annulment is lawful, any prior security interest in Pledged Revenues purported to be granted by a Tribal Party is hereby annulled and of no further force or effect.

                  5.3 This Ordinance is effective upon the date of its enactment by the Tribal Council.

                                    EXHIBIT C

                              Arbitration Ordinance

                    DRY CREEK RANCHERIA BAND OF POMO INDIANS

                           ORDINANCE NO. 03-10-25-005

               AN ORDINANCE OF THE DRY CREEK BAND OF POMO INDIANS
            AUTHORIZING AND REGULATING ARBITRATION INVOLVING THE DRY
                        CREEK INDIAN RANCHERIA OR TRIBE

The Dry Creek Band of Pomo Indians, a federally recognized Indian tribe ("Tribe"), as the beneficial owner of the Dry Creek Indian Rancheria ("Reservation"), and acting through its Tribal Council in the exercise of its inherent sovereign power to enact ordinances and otherwise safeguard and provide for the health and welfare of the Tribe, its members and the Rancheria, hereby enacts this ordinance which shall hereinafter be cited as the Dry Creek Arbitration Ordinance of 2003 ("Ordinance").

Section 1. Short Title and Purpose


(a) Short title. This code shall be entitled "The Dry Creek Arbitration Ordinance of 2003."

(b) Purpose. It is the purpose of this Code to authorize the arbitration of disputes in contractual agreements and to provide for the enforcement of agreements to arbitrate, and resulting arbitration awards, by the Tribal Court.

Section 2.  Scope of Code and Repeal of Inconsistent Provisions

(a) Scope. This Code applies to any written contract or other instrument entered into by the Tribe, by any subdivision, instrumentality or agency of the Tribe, or by any other person in a transaction that is subject to the jurisdiction of the Tribe, in which: (1) the parties thereto agree to settle by arbitration any controversy arising out of such contract or other instrument, and (2) the Tribal Council designates, by resolution, that this Code shall apply.

(b) Inconsistent provisions. Any prior legislation or other Tribe laws that are inconsistent with the purpose and procedures established by this Code are hereby repealed to the extent of any such inconsistency.

Section 3.  Enforceability of Agreements to Arbitrate

An agreement in any written contract or other instrument, or in a separate writing executed by the parties to any written contract or other instrument, to settle by arbitration any controversy thereafter arising out of such contract or other instrument, or any other transaction contemplated thereunder, or a written agreement between two or more persons to submit to arbitration any controversy existing between them at the time of the agreement, shall be valid, irrevocable and enforceable.

Section 4.  Law to be Applied

(a) In any contract or other instrument described in ss.2(a) of this Code, the parties may agree upon the jurisdiction whose substantive law shall govern the interpretation and enforcement of the contract, instrument or controversy. Such choice of law shall be valid and enforceable, and not subject to revocation by one party without the consent of the other party or parties thereto, provided that the subject matter of the contract, instrument or controversy, or at least one of the parties thereto, shall have some contact with the jurisdiction so selected.

(b) In any proceeding under this Code, whenever the contract or other instrument sets forth a choice of law provision, the Tribal Court shall apply the procedural rules of the Tribal Court and the substantive law of the jurisdiction selected in such choice-of-law provision; provided that no procedural rule of the Tribal Court shall bar, unreasonably delay or impair any action, proceeding or remedy where such action, proceeding or remedy would not be barred, unreasonably delayed or impaired by the procedural rules of the courts of the jurisdiction whose substantive law applies.

(c) In any proceeding in the Tribal Court relating to a contract or other instrument described in ss.2(a) of this Code, whenever the contract or other instrument does not set forth a choice of law provision, the Tribal Court shall apply the substantive law of the Tribe, including any applicable choice-of-law principles.

Section 5. Stay of Proceedings in Tribal Court and Order to Proceed with Arbitration

(a) If any action for legal or equitable relief or other proceeding is brought in the Tribal Court by any party to any contract or instrument described in ss.2(a) of this Code, the Tribal Court shall not review the merits of the pending action or proceeding, but shall stay the action or proceeding until an arbitration has been had in compliance with the agreement.

(b) A party to any contract or other instrument described in ss.2(a) of this Code claiming the neglect or refusal of another party thereto to proceed with an arbitration thereunder, may make application to the Tribal Court for an order directing the parties to proceed with the arbitration in compliance with their agreement. In such event, the Tribal Court shall order the parties to arbitration in accordance with the provisions of the contract or other instrument and the question of whether an obligation to arbitrate the dispute at issue exists shall be decided by the arbitrator(s).

Section 6.  Advice of the Court on Tribal, State or Federal Law

At any time during an arbitration, upon request of all the parties to the arbitration, the arbitrator(s) may make application to the Tribal Court for advice on any question of Tribe law or state or federal law arising in the course of the arbitration so long as such parties agree in writing that the advice of the Court shall be final as to the question presented and that it shall bind the arbitrator(s) in rendering any award.

Section 7. Time Within Which Award Shall be Rendered; Notice to the Parties

(a) If the time within which an award is rendered has not been fixed in the arbitration agreement, the arbitrator(s) shall render the award within thirty
(30) days from the date the arbitration has been completed. The parties may, by written agreement, agree to extend the time in which the award may be made.

(b) An arbitration award shall be in writing and signed by the arbitrator(s). The arbitrator(s) shall provide written notice of the award to each party by certified or registered mail, return receipt requested.

Section 8. Application for Order Confirming Award; Record to be Filed with Clerk of Court; Effect and Enforcement of Judgment

(a) At any time within one year after an arbitration award has been rendered and the parties thereto notified thereof, any party to the arbitration may make application to the Tribal Court for an order confirming the award.

(b) Any party applying to the Tribal Court for an order confirming an arbitration award shall, at the time the award is filed with the Clerk of the Tribal Court for entry of judgment thereon, file true and correct copies of the following papers with the Clerk: (1) the agreement to arbitrate; (2) if applicable, the Tribal Council resolution approving application of this Code;
(3) written identification of the arbitrator(s) and any material documenting the selection or appointment of the arbitrator(s); (4) any written agreement requiring the reference of any question as provided in ss.5; (5) each written extension of the time, if any, within which to make the award; (6) the award; and (7) evidence that all parties to the arbitration have received notice of the filing or the intent to file an application to the Tribal Court for confirmation of the arbitration award.

(c) An arbitration award shall not be subject to review or modification by the Tribal Court, but shall be confirmed strictly as provided by the arbitrator; provided, that the Tribal Court may nevertheless decline to enforce any arbitration award if it finds that any of the following occurred:

                  (1) the award was procured by corruption, fraud, or undue means;

                  (2) there was evident partiality or corruption in the arbitrator(s);

                  (3) the arbitrator(s) were guilty of misconduct in refusing to postpone the hearing, upon sufficient cause shown, or in refusing to hear evidence pertinent and material to the controversy; or of any other misbehavior by which the rights of any party have been prejudiced; or

                  (4) the arbitrator(s) exceeded their powers, or so imperfectly executed them that a mutual, final, and definite award upon the subject matter submitted was not made.

                  Where an arbitration award is so vacated, the Tribal Court may, in its discretion, direct a rehearing by the arbitrator(s).

(d) In any of the following cases where the Tribal Court is authorized to make an order regarding arbitration, the Tribal Court may make an order modifying or correcting the arbitration award upon the application of any party to the arbitration:

                  (1) where there was an evident material miscalculation of figures or an evident material mistake in the description of any person, thing, or property referred to in the award;

                  (2) where the arbitrator(s) have awarded upon a matter not submitted to them, unless it is a matter not affecting the merits of the decision upon the matter submitted; or

                  (3) where the arbitration award is imperfect in matter of form not affecting the merits of the controversy.

                  The order may modify and correct the award, so as to effect the intent thereof and promote justice between the parties.

(e) The judgment confirming an award shall be docketed as if it were rendered in a civil action. The judgment so entered shall have the same force and effect in all respects as, and be subject to all the provisions of law relating to, a judgment in a civil action, and it may be enforced as if it has been rendered in a civil action in the Tribal Court. When the award requires the performance of any other act than the payment of money, the Tribal Court may direct the enforcement thereon in the manner provided by law.

Section 9.  Arbitration Award Not Appealable

No further appeal may be taken from an order issued by the Tribal Court pursuant to this Code enforcing an agreement to arbitrate or an award issued by an arbitrator.

Section 10.  Jurisdiction of the Tribal Court

To the extent allowed by federal law, the jurisdiction of the Tribal Court over any action to enforce an agreement to arbitrate, to compel arbitration pursuant to such an agreement to arbitrate and to enforce an award made by an arbitrator pursuant to such agreement to arbitrate, contained in any contract, agreement or other instrument described in ss.2(a) of this Code, shall be concurrent with the jurisdiction of any state or federal court to the jurisdiction of which the parties to such contract, agreement or other instrument shall have explicitly consented therein. Any consent to the jurisdiction of a state or federal court contained in a contract, agreement or other instrument described in ss.2(a) of this Code, and any waiver of the obligation of the parties to exhaust Tribal Court remedies shall be valid and enforceable in accordance with its terms when approved in writing by the Tribal Council.

Section 11.  Police Powers and Judgment Enforcement Remedies

The Tribe's police powers shall be available to secure and support any arbitration award under this Code, and all police or other law enforcement officials of the Tribe shall carry out any orders that may be entered by the Tribal Court pursuant to this Code.

Section 12.  Severability

If any section or part thereof of this Code or the application thereof to any party shall be held invalid for any reason whatsoever by a court of competent jurisdiction or by federal legislative action, the remainder of the relevant section or part of this Code shall not be affected thereby and shall remain in full force and effect.

Section 13.  No Waiver of Sovereign Immunity

Nothing in this Code is or shall be interpreted to constitute a waiver of the sovereign immunity of the Tribe or any of its officers, employees or agents acting within the scope of their authority."

                                  CERTIFICATION

The foregoing Ordinance was presented at a special meeting of the Board of Directors of the Dry Creek Rancheria Band of Pomo Indians held on October __, 2003, with a quorum present, and approved by a vote of ___, "for," ___, "against," and ___ "abstentions," and such Ordinance has not been rescinded or amended in any way.


                    -----------------------------------------
                   Elizabeth Elgin DeRouen, Tribal Chairperson


----------------------------------           ----------------------------------
Betty Arterberry, Vice Chairperson           Margie Rojes, Secretary/Treasurer


--------------------------------             ----------------------------------
Gabe Nevarez, Member at Large                Leona Maldonado, Member at Large

                                    EXHIBIT D
                                Letter Agreement

[LOGO]                        Dry Creek Rancheria
                              BAND OF POMO INDIANS
                      498 MOORE LANE, HEALDSBURG, CA 95448
                      P.O. BOX 607, GEYSERVILLE, CA 95441
                       PHONE (707) 431-2388 FAX: 431-2615

                                   RESOLUTION
                          OF THE BOARD OF DIRECTORS OF
                  THE DRY CREEK RANCHERIA BAND OF POMO INDIANS

                          RESOLUTION No. 03-10-14-001

                   Approving and Ratifying Engagement Letter
                         With CIBC World Markets Corp.

      WHEREAS, the Dry Creek Rancheria Band of Pomo Indians (the "Tribe"), is a federally recognized Indian tribe organized under the Tribe's Articles of Association ("Articles"), adopted on September 13, 1972, and approved by the Deputy Assistant Secretary of the Interior on April 16, 1973, by virtue of powers inherent in tribal sovereignty and those delegated by the United States of America; and

      WHEREAS, the General Membership shall elect from its membership a Board of Directors ("Board") and all powers and responsibilities shall be vested in the General Membership which may delegate powers to the Board pursuant to Article IV of the Articles; and

      WHEREAS, the General Membership authorizes the Board to pass resolutions and/or ordinances to carry out the daily business of the Tribe and represent the Tribe in all negotiations with the local, state and federal governments, pursuant to Article VII of the Articles; and

      WHEREAS, pursuant to Tribal Resolutions No. 01-08-26-001, dated August 26, 2001, and No. 02-03-30-1A, dated March 30, 2002, the Tribe has authorized financing and development of the Tribe's temporary gaming facility and related facilities (collectively, the "Project") on the Dry Creek Rancheria, and authorized the Board to act as the Tribe's agent to negotiate and do all things necessary to achieve the Tribe's mandate respecting the Project; and

      WHEREAS, the Board received a proposal dated August 4, 2003 from CIBC World Markets Corp. ("CIBC") (the "Engagement Letter"), pursuant to which the Tribe would engage CIBC, upon terms and conditions set forth in the Engagement Letter, to act as the Tribe's exclusive placement agent, lead arranger and financial advisor in connection with the proposed issuance of publicly offered or privately placed debt securities, the proceeds of which would be used to refinance the existing debt of the Project and to finance additional construction for a parking facility and certain tribal infrastructure; and

      WHEREAS, the Board has considered the term's of the Engagement Letter and has found it to be in the Tribe's best interest to execute, and has executed, such Engagement Letter.

NOW, THEREFORE BE IT RESOLVED by the Board as follows:

Approval and Ratification

1.1 The Board hereby approves the Engagement Letter, and determines that the foregoing actions taken by the Tribal Chairperson on the Tribe's behalf including approval of the Engagement Letter, on the terms and conditions contained therein, and execution and delivery of the Engagement Letter, are in the best interest, and promote the welfare of the Tribe, and, further, hereby ratifies the actions of the Tribal Chairperson previously taken to execute and deliver to CIBC the Engagement Letter.

1.2. This Resolution shall become effective as of the date and time of its passage and approval by the Board.

                                 CERTIFICATION

      The foregoing Resolution was presented at a special meeting of the Board of Directors of the Dry Creek Rancheria Band of Pomo Indians held on October 14, 2003, with a quorum present, and approved by a vote of 5, "for," 0 "against," and 0 "abstentions," and such Resolution has not been rescinded or amended in any way.

                           /s/ Elizabeth Elgin DeRouen
                   -------------------------------------------
                   Elizabeth Elgin DeRouen, Tribal Chairperson

/s/ Betty Arterberry                         /s/ Margie Rojes
----------------------------------           ----------------------------------
Betty Arterberry, Vice Chairperson           Margie Rojes, Secretary/Treasurer

/s/ Gabe Nevarez                             /s/ Leona Maldonado
--------------------------------             ----------------------------------
Gabe Nevarez, Member at Large                Leona Maldonado, Member at Large

[LOGO]                        Dry Creek Rancheria
                              BAND OF POMO INDIANS
                      498 MOORE LANE, HEALDSBURG, CA 95448
                      P.O. BOX 607, GEYSERVILLE, CA 95441
                       PHONE (707) 431-2388 FAX: 431-2615

                       SPECIAL BOARD OF DIRECTORS MEETING

                                October 14, 2003


Motion by Elizabeth Elgin-DeRouen to approve Resolution No. 03-10-14-001 approving and ratifying engagement letter with CIBC world markets corp., seconded by Betty Arterberry. Motion carried unanimously.

                                 CERTIFIED TRUE


/s/ Elizabeth Elgin-DeRouen                         October 15, 2003
-----------------------------------------           ------------------
Elizabeth Elgin-DeRouen, Chairperson



ATTESTED

/s/ Margie Rojes                                    10-15-03
-----------------------------------------           ------------------
Margie Rojes, Secretary/Treasurer                   Date